EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-84726, 333-114019, 333-152186, and 333-159217 of Gaming Partners International Corporation and Subsidiaries on Form S-8, of our report dated March 20, 2015, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Gaming Partners International Corporation and Subsidiaries for the year ended December 31, 2014.

/s/ Moss Adams LLP

San Diego, CA

March 20, 2015

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